Registration No. 333-

              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                           ----------
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933
                           ----------
                     SCHERING-PLOUGH CORPORATION
     (Exact name of Registrant as specified in its charter)

New Jersey                              22-1918501
(State or Other                         (I.R.S. Employer
Jurisdiction of                         Identification Number)
Incorporation or
Organization)
                        One Giralda Farms
                  Madison, New Jersey 07940-1000
      (Address of Principal Executive Offices) (Zip Code)

                           ----------
                       The Schering-Plough
                     Employees' Savings Plan
                     (Full Title of the Plan)

                           ----------

                     WILLIAM J. SILBEY, ESQ.
  Staff Vice President, Associate General Counsel and Secretary
                   Schering-Plough Corporation
                        One Giralda Farms
                 Madison, New Jersey 07940-1000
             (Name and address of agent for service)

                         (973) 822-7000
  (Telephone number, including Area Code, of Agent for Service)

                           ----------
                 CALCULATION OF REGISTRATION FEE

Title of securities                   Amount to be
to be registered (1)                   registered

Common Stock, $.50 par value (3)         2,000,000 Shares

Proposed maximum offering price per share (2)    $52.75

Proposed maximum aggregate offering price (2)    $105,500,000

Amount of registration fee       $29,329.00


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated pursuant to Rule 457(c) and 457(h) based upon the average of the high and low prices reported on the New York Stock
Exchange on September 9, 1999.

(3) Includes one attached Preferred Share Purchase Right per share.



                              PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Documents relating to the Schering-Plough Employees' Savings Plan (the "Plan") and containing the information specified in this Part I will be sent or given to participants under the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933 (the "Act"). These documents, together with the documents incorporated by reference herein pursuant to Item 3 of
Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.
                              PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
          The following documents which have been filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (file no.1-6571) (the "1998 Form 10-K");
          (b) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998;
          (c) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1999 and June 30, 1999;
          (d) the description of Common Stock and Preferred Share Purchase Rights set forth in the Registrant's registration statements on Form 8-A filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such descriptions; and
          (e) the information contained in the Registrant's Proxy Statement dated March 10, 1999 for its Annual Meeting of Shareholders held on April 27, 1999 that has been incorporated by reference in the 1998 Form 10-K.
          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.
          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
          None.
Item 6.  Indemnification of Directors and Officers.
          The Registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being a corporation agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by laws, agreement, vote of stockholders, or otherwise provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation, were not in good faith or involved a violation of the law, or resulted in the receipt of such person of an improper personal benefit.

          The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

          The Certificate of Incorporation of the Registrant also provides that each person who was or is made a party or is threatened to be made a party to or who is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Registrant or of any constituent corporation absorbed by the Registrant in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Registrant. The right to indemnification created by the Certificate of Incorporation shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

          The Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The Registrant maintains such insurance on behalf of its directors and officers.

          The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the Registrant's Certificate of Incorporation.
Item 7.  Exemption from Registration Claimed.
          Not applicable.
Item 8.  Exhibits.
Exhibit
Number                        Description
4.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, file no 1-6571). Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, file no. 1-6571).
4.2 By-laws, as amended (incorporated by reference to Exhibit 4(2) to the Registrant's Registration Statement on Form S-3, Registration No. 333-00853). Amendment to By-laws, effective September 22, 1998 (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, file no. 1-6571).
4.3 Rights Agreement dated as of June 24, 1997 by and between the Registrant and The Bank of New York (incorporated by reference to Exhibit 1 of Form 8-A filed by the Registrant on June 30, 1997 with the Securities and Exchange Commission, file no. 1-6571).
4.4*  Schering-Plough Employees' Savings Plan, as amended
5 The registrant hereby undertakes to submit the Schering-Plough Employees' Savings Plan, as amended (the "Plan"), and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.
23*  Consent of Deloitte & Touche LLP
24*  Powers of Attorney
_______________________
* Filed herewith.
Item 9.  Undertakings.
          (a)  The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;
                    (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
                    (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Boro of Madison, State of New Jersey, on the 10th day of September, 1999.
                                   SCHERING-PLOUGH CORPORATION

                                   By:             *
                                        _________________________
                                        Richard Jay Kogan,
                                        Chairman of the Board and
                                        Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on September 10, 1999.

Signatures                          Title


           *
______________________
Richard Jay Kogan       Chairman of the Board and
                        Chief Executive Officer, and
                        Director (Principal Executive
                        Officer)
           *
______________________
Raul E. Cesan           President and Chief
                        Operating Officer, and
                        Director
           *
______________________
Hugh A. D'Andrade       Vice Chairman of the Board
                        and Chief Administrative
                        Officer, and Director
           *
______________________
Jack L. Wyszomierski    Executive Vice President and
                        Chief Financial Officer
                        (Principal Financial Officer)

           *
______________________
Thomas H. Kelly         Vice President and
                        Controller (Principal
                        Accounting Officer)
           *
______________________
Hans W. Becherer        Director
           *
______________________
David C. Garfield       Director
           *
______________________
Regina E. Herzlinger    Director
           *
______________________
Robert P. Luciano       Director
           *
______________________
Donald L. Miller        Director
           *
______________________
H. Barclay Morley       Director
           *
______________________
Carl E. Mundy, Jr.      Director
           *
______________________
Richard de J. Osborne   Director
           *
______________________
Patricia F. Russo       Director
           *
______________________
William A. Schreyer     Director
           *
______________________
Robert F.W. van Oordt   Director
           *
______________________
James Wood              Director


*Thomas H. Kelly hereby signs this Registration Statement on Form
S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on September 10, 1999 pursuant to a power of attorney filed herewith.


By:   /s/Thomas H. Kelly
      Thomas H. Kelly
      Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, the Schering-Plough Corporation Employees' Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned members of the Schering-Plough Corporation Employee Benefits Committee, thereunto duly authorized, in the Boro of Madison, State of New Jersey on September 10, 1999.






           *
_________________________
John P. Ryan, Chairman

           *
_________________________
Daniel A. Nichols, Member

           *
_________________________
E. Kevin Moore, Member

           *
_________________________
William J. Silbey, Member

           *
_________________________
Vincent Sweeney, Member


*William J. Silbey hereby signs this Registration Statement on
Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on September 10, 1999 pursuant to a power of attorney filed herewith.


By:   /s/William J. Silbey
      William J. Silbey
      Attorney-in-Fact




EXHIBIT INDEX


Exhibit
Number                           Description

4.4        Schering-Plough Employees' Savings Plan, as amended
23         Consent of Deloitte & Touche LLP
24         Powers of Attorney


























          51056

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